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                                                                    Exhibit 23.4

                      CONSENT OF CHAFFE & ASSOCIATES, INC.


         We hereby consent to the references to our firm under the heading "The Merger-Opinion of Trustmark's Financial Advisor" in the Registration Statement of Form S-4 of Trustmark Corporation filed in connection with the proposed Merger of Smith County Bank into Trustmark National Bank and to the filing of our fairness opinion as part of the Proxy Statement included in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            CHAFFE & ASSOCIATES, INC.

                                            By: /s/ Sherwood G. Briggs
                                                ------------------------------
                                                Sherwood G. Briggs
                                                Vice-President


New Orleans, Louisiana
January 12, 1998